As filed with the Securities and Exchange Commission on March 13, 2023

Registration No. 333-265050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANOFI

(Exact name of Registrant as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

46, avenue de la Grande Armée, 75017 Paris, France

(Address of Registrant’s principal executive offices)

ACTION 2022 SHAREHOLDING PLAN

(Full title of the plan)

Debora C. Pellicano

Vice President and Chief Financial Officer

Sanofi U.S. Services Inc.

55 Corporate Drive

Bridgewater, New Jersey 08807

Tel. No. +1 (908) 981-5000

(Name, address and telephone number of agent for service)

Copies to:

Sami Toutounji

Gide Loyrette Nouel A.A.R.P.I.

15 rue de Laborde

75008 Paris, France

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-265050 (the “Registration Statement”), is being filed to deregister certain shares of Sanofi (the “Registrant”) Ordinary Shares (the “Shares”) that were registered for issuance pursuant to the Action 2022 Shareholding Plan (the “2022 Plan”). The Registration Statement, which was filed with the Securities and Exchange Commission on May 18, 2022, registered 500,000 Shares issuable pursuant to the 2022 Plan. The Registration Statement is hereby amended to deregister the 299,321 Shares that were previously registered and that remain unissued under the 2022 Plan.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on March 13, 2023.

SANOFI

By:	/s/ Roy Papatheodorou
Name:	Roy Papatheodorou
Title:	Executive Vice President, General Counsel & Head of Legal, Ethics & Business Integrity

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.